As filed with the Securities and Exchange Commission on November 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Form F-10
SIGMA LITHIUM CORPORATION
(Exact name of registrant as specified in its charter)
Canada (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number, if applicable)	Not applicable (I.R.S. Employer Identification No., if applicable)
2200 HSBC Building
885 West Georgia Street
Vancouver, British Columbia
V6C 3E8
+55 11-2985-0089
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty St., New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Ana Cabral-Gardner Co-Chief Executive Officer Sigma Lithium Corporation 885 West Georgia Street Vancouver, BC V6C 3E8 Tel: +55 11-2985-0089	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: 212-373-3000	Chad Accursi Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza, 40 King Street West Toronto, ON M5H 3C2 Tel: 416-869-5300
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee(2)
Common Shares, no par value
Debt Securities
Subscription Receipts
Warrants
Units
Total	US$	250,000,000	US$	250,000,000	US$	23,175.00

(1)
There are being registered under this Registration Statement such indeterminate number of Common Shares, debt securities, subscription receipts, warrants and/or units comprised of one or more securities of the Registrant listed above in any combination as shall have an aggregate initial offering price of up to US$250,000,000. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Act”) or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, other than Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.
This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, other than Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sigma Lithium Corporation at c/o Sigma Lithium Corporation, 2200 HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 telephone 55 1129850089, and are also available electronically at www.sedar.com.
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	November 4, 2021
SIGMA LITHIUM CORPORATION
$250,000,000
Common Shares
Debt Securities
Subscription Receipts
Warrants
Sigma Lithium Corporation (“Sigma” or the “Company”) may from time to time offer and issue the following securities: (i) common shares of the Company (“Common Shares”); (ii) debt securities of the Company (“Debt Securities”); (iii) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (iv) warrants (“Warrants”) exercisable to acquire Common Shares and/or other securities of the Company, or any combination thereof having an offer price of up to $250,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Common Shares, Debt Securities, Subscription Receipts, and Warrants (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). This Prospectus qualifies the distribution of Securities by the Company and by selling securityholders, as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The
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consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more selling securityholders may also offer and sell Securities under this Prospectus.
The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company, and any other terms specific to the Subscription Receipts being offered; and (iv) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.
This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate, and/or that are convertible into or exchangeable for Common Shares.
The Company and any selling securityholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company and/or the selling securityholders from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company and/or the selling securityholders and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
Unless otherwise specified in the relevant Prospectus Supplement, in connection with any offering of the Securities, the underwriters or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.
The outstanding Common Shares are listed and posted for trading on the TSX Venture Exchange (the “TSXV”) and on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SGML”. On November 3, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSXV was $10.56 and on Nasdaq was US$8.57. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, and Warrants will not be listed on any securities exchange. There is no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus.
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This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.
Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus. The Company has not authorized anyone to provide investors with additional or different information. An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. Such investment should only be made by those persons who can afford the risk of loss of their entire investment. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See “Cautionary Note Regarding Forward Looking Information” and “Risk Factors” in this Prospectus and “Forward Looking Information” and “Risk Factors” in the Company’s then-current annual information form, as well as the risk factors described in the Company’s then-current annual management’s discussion and analysis and then-current interim management’s discussion and analysis, if applicable, prior to investing in such Securities.
Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors are advised to consult their own tax advisors regarding the application of Canadian and U.S. federal income tax laws to their particular circumstances, as well as any other provincial, territorial, foreign and other tax consequences of acquiring, holding or disposing of the Securities, including the Canadian federal income tax consequences applicable to a foreign controlled Canadian corporation that acquires the Securities.
No underwriter, agent, or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
The Company is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Each of Calvyn Gardner (Co-Chair, Co-Chief Executive Officer and Director), Felipe Peres (Chief Financial Officer), Ana Cristina Cabral (Co-Chair, Co-Chief Executive Officer and Director), and Marcelo Paiva (Director) reside outside of Canada. The Company and each of the individuals named above have appointed Cassels Brock & Blackwell LLP, 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3C2, as their agent for service of process in Canada. Guilherme Gomides Ferreira and Porifrio Cabaleiro Rodriguez, each being authors of the Updated Feasibility Study Report (as defined herein), reside outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that all of its officers and directors are residents of a foreign country, and that all of the assets of the Company and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.
The Company’s registered and head office is located at 2200 HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS
An investor should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein) and is not entitled to rely on certain parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of the remainder. The Company has not authorized anyone to provide investors with additional or different information. The Company (or any selling securityholder) is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as of the date of this Prospectus (or the date of the document incorporated by reference herein, as applicable), regardless of the time of delivery of this Prospectus or any sale of the Common Shares, Debt Securities, Subscription Receipts, and Warrants. The Company’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.
CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION
This Prospectus and documents incorporated by reference herein contain “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of applicable United States securities laws (collectively referred to herein as “Forward Looking Information”). All such Forward Looking Information is made under the provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). All statements, other than statements of historical fact, may be Forward Looking Information, including, but not limited to, mineral resource or mineral reserve estimates (which reflect a prediction of mineralization that would be realized by development). When used in this Prospectus and documents incorporated by reference herein, such statements generally use words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date such statements were made. Forward Looking Information involves significant risks and uncertainties, should not be read as guarantees of future performance or results, and does not necessarily provide accurate indications of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the Forward Looking Information, which is based upon what management believes are reasonable assumptions, and there can be no assurance that actual results will be consistent with the Forward Looking Information.
In particular (but without limitation), this Prospectus and documents incorporated by reference herein contain Forward Looking Information with respect to the following matters: statements regarding anticipated decision making with respect to the Project (as defined herein); capital expenditure programs; estimates of mineral resources and mineral reserves; development of mineral resources and mineral reserves; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the realization of mineral resource and mineral reserve estimates, including whether mineral resources will ever be developed into mineral reserves; the timing and amount of future production; entering into binding offtake arrangements; currency exchange and interest rates; expected outcome and timing of environmental surveys and permit applications and other environmental matters; the Company’s ability to raise capital and obtain project financing; expected expenditures to be made by the Company on its properties; successful operations and the timing, cost, quantity, capacity and quality of production; capital costs, operating costs and sustaining capital requirements, including the cost of construction of the processing plant for the Project; competitive conditions and anticipated trends post-COVID-19 pandemic and the ongoing uncertainties and effects in respect of the COVID-19 pandemic; and the use of proceeds from the sale of Securities hereunder.
Forward Looking Information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward Looking Information is based upon a number of expectations and assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those disclosed in or implied by such Forward Looking Information. With respect to the Forward Looking Information, the Company has made assumptions regarding, among other things:

•
General economic and political conditions

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Stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates

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Stability and inflation of the Brazilian Real, including any foreign exchange or capital controls which may be enacted in respect thereof, and the effect of current or any additional regulations on the Company’s operations

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Anticipated trends and effects in respect of the COVID-19 pandemic and post-pandemic

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Demand for lithium, including that such demand is supported by growth in the electric vehicle (“EV”) market

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Estimates of, and changes to, the market prices for lithium

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The impact of increasing competition in the lithium business and the Company’s competitive position in the industry

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The Company’s market position and future financial and operating performance

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The Company’s estimates of mineral resources and mineral reserves, including whether mineral resources will ever be developed into mineral reserves

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Anticipated timing and results of exploration, development and construction activities

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Reliability of technical data

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The Company’s ability to develop and achieve production at the Project

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The Company’s ability to obtain financing on satisfactory terms to develop the Project

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The Company’s ability to obtain and maintain mining, exploration, environmental and other permits, authorizations and approvals for the Project

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The timing and possible outcome of regulatory and permitting matters for the Project

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The exploration, development, construction and operational costs for the Project

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The accuracy of budget, construction and operations estimates for the Project

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Successful negotiation of definitive commercial agreements, including off-take agreements for the Project

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The Company’s ability to operate in a safe and effective manner

Although management believes that the assumptions and expectations reflected in such Forward Looking Information are reasonable, there can be no assurance that these assumptions and expectations will prove to be correct. Since Forward Looking Information inherently involves risks and uncertainties, undue reliance should not be placed on such information.
The Company’s actual results could differ materially from those anticipated in any Forward Looking Information as a result of various known and unknown risk factors, including (but not limited to) the risk factors referred to under the heading “Risk Factors” in this Prospectus and documents incorporated by reference herein. Such risks relate to, but are not limited to, the following:
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The Company may not develop the Project into a commercial mining operation

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There can be no assurance that market prices for lithium will remain at current levels or that such prices will improve

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The market for electric vehicles and other large format batteries currently has limited market share and no assurances can be given for the rate at which this market will develop, if at all, which could affect the success of the Company and its ability to develop lithium operations

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Changes in technology or other developments could result in preferences for substitute products

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New production of lithium hydroxide or lithium carbonate from current or new competitors in the lithium markets could adversely affect prices

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The Project is at development stage and the Company’s ability to succeed in progressing through development to commercial operations will depend on a number of factors, some of which may be outside its control

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The Company’s financial condition, operations and results of any future operations are subject to political, economic, social, regulatory and geographic risks of doing business in Brazil

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Violations of anti-corruption, anti-bribery, anti-money laundering and economic sanctions laws and regulations could materially adversely affect the Company’s business, reputation, results of any future operations and financial condition

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The Company is subject to regulatory frameworks applicable to the Brazilian mining industry which could be subject to further change, as well as government approval and permitting requirements, which may result in limitations on the Company’s business and activities

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The Company’s operations are subject to numerous environmental laws and regulations and expose the Company to environmental compliance risks, which may result in significant costs and have the potential to reduce the profitability of operations

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Physical climate change events and the trend toward more stringent regulations aimed at reducing the effects of climate change could have an adverse effect on the Company’s business and future operations

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As the Company does not have any experience in the construction and operation of a mine, processing plants and related infrastructure, it is more difficult to evaluate the Company’s prospects, and the Company’s future success is more uncertain than if it had a more proven history of developing a mine

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The Company’s future production estimates are based on existing mine plans and other assumptions which change from time to time. No assurance can be given that such estimates will be achieved

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The Company may experience unexpected costs and cost overruns, problems and delays during construction, development, mine start-up and operations for reasons outside of the Company’s control, which have the potential to materially affect its ability to fully fund required expenditures and/or production or, alternatively, may require the Company to consider less attractive financing solutions

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The Company’s capital and operating cost estimates may vary from actual costs and revenues for reasons outside of the Company’s control

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The Company’s operations are subject to the high degree of risk normally incidental to the exploration for, and the development and operation of, mineral properties

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Insurance may not be available to insure against all such risks, or the costs of such insurance may be uneconomic. Losses from uninsured and underinsured losses have the potential to materially affect the Company’s financial position and prospects

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The Company is subject to risks associated with securing title and property interests

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The Company is subject to strong competition in Brazil and in the global mining industry

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The Company may become subject to government orders, investigations, inquiries or other proceedings (including civil claims) relating to health and safety matters, which could result in consequences material to its business and operations

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The Company’s mineral resource and mineral reserve estimates are estimates only and no assurance can be given that any particular level of recovery of minerals will in fact be realized or that identified mineral resources or mineral reserves will ever qualify as a commercially mineable (or viable) deposit

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The Company’s operations and the development of its projects may be adversely affected if it is unable to maintain positive community relations

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The Company is exposed to risks associated with doing business with counterparties, which may impact the Company’s operations and financial condition

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Any limitation on the transfer of cash or other assets between the Company and the Company’s subsidiaries, or among such entities, could restrict the Company’s ability to fund its operations efficiently

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The Company is subject to risks associated with its reliance on consultants and others for mineral exploration and exploitation expertise

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The current COVID-19 pandemic could have a material adverse effect on the Company’s business, operations, financial condition and stock price

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If the Company is unable to ultimately generate sufficient revenues to become profitable and have positive cash flows, it could have a material adverse effect on its prospects, business, financial condition, results of operations or overall viability as an operating business

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The Company is subject to liquidity risk and therefore may have to include a “going concern” note in its financial statements

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The Company may not be able to obtain sufficient financing in the future on acceptable terms, which could have a material adverse effect on the Company’s business, results of operations and financial condition. In order to obtain additional financing, the Company may conduct additional (and possibly dilutive) equity offerings or debt issuances in the future

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The Company may be unable to achieve cash flow from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on the Company’s indebtedness, or maintain its debt covenants

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The Company has not declared or paid dividends in the past and may not declare or pay dividends in the future

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The Company will incur increased costs as a result of being a public company both in Canada listed on the TSXV and in the United States listed on Nasdaq, and its management will be required to devote further substantial time to United States public company compliance efforts

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If the Company does not maintain adequate and appropriate internal controls over financial reporting as outlined in accordance with National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings or the Rules and Regulations of the SEC, the Company will have to report a material weakness and disclose that the Company has not maintained appropriate internal controls over financial reporting

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As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its shareholders

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Failure to retain key officers, consultants and employees or to attract and, if attracted, retain additional key individuals with necessary skills could have a materially adverse impact upon the Company’s success

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The Company is subject to currency fluctuation risks

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From time to time, the Company may become involved in litigation, which may have a material adverse effect on its business financial condition and prospects

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Certain directors and officers of the Company are, or may become, associated with other natural resource companies which may give rise to conflicts of interest

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The market price for the Company’s shares may be volatile and subject to wide fluctuations in response to numerous factors beyond its control, and the Company may be subject to securities litigation as a result

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If securities or industry analysts do not publish research or reports about the Company’s business, or if they downgrade the Common Shares, the price of the Common Shares could decline

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The Company will have broad discretion over the use of the net proceeds from offerings of its securities

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There is no guarantee that the Common Shares will earn any positive return in the short term or long term

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The Company has a major shareholder which owns 55.5% of the outstanding Common Shares and, as such, for as long as such shareholder directly or indirectly maintains a significant interest in the Company, it may be in a position to affect the Company’s governance, operations and the market price of the Common Shares

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As the Company is a Canadian corporation but most of its directors and officers are not citizens or residents of Canada or the U.S., it may be difficult or impossible for an investor to enforce judgements against the Company and its directors and officers outside of Canada and the U.S. which may have been obtained in Canadian or U.S. courts or initiate court action outside Canada or the U.S. against the Company and its directors and officers in respect of an alleged breach of securities laws or otherwise. Similarly, it may be difficult for U.S. shareholders to effect service on the Company to realize on judgments obtained in the United States

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The Company is governed by the corporate and securities laws of the Province of British Columbia and of Canada, which in some cases have a different effect on shareholders than U.S. corporate laws and U.S. securities laws

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The Company is subject to risks associated with its information technology systems and cyber-security

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The Company may be a Passive Foreign Investment Company, which may result in adverse U.S. federal income tax consequences for U.S. holders of Common Shares

Readers are cautioned that the foregoing lists of assumptions and risks is not exhaustive. The Forward Looking Information contained in this Prospectus and documents incorporated by reference herein is expressly qualified by these cautionary statements. All Forward Looking Information in this Prospectus and documents incorporated by reference herein speaks as of the date of such statements were made. The Company does not undertake any obligation to update or revise any Forward Looking Information, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additional information about these assumptions, risks and uncertainties is contained in the Company’s filings with securities regulators, including the Company’s then-current annual information form, which are available on SEDAR at www.sedar.com. and on EDGAR at www.sec.gov.
ENFORCEABILITY OF CIVIL LIABILITIES
The Company was incorporated under the Canada Business Corporations Act (the “CBCA”). All of the Company’s directors and officers reside outside of the United States, and all of the Company’s assets are located outside of the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Company filed with the SEC, concurrently with its Registration Statement (as defined herein), an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Company System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
This Prospectus and the documents incorporated by reference herein contain references to United States dollars, Canadian dollars and Brazilian Reais. All dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars “Cdn$”. United States dollars are referred to as “US$”. Brazilian Reais are referred to as “R$”.
The following table sets forth the high and low, average and period-end exchange rates for one US dollar expressed in Canadian dollars and Brazilian Reais for each period indicated, based upon the daily exchange rates provided by the Bank of Canada and FactSet:

United States Dollars into Canadian Dollars and Brazilian Reais
	2020	2019
High	Cdn$1.45/R$5.93	Cdn$1.36/R$4.27
Low	Cdn$1.27/R$4.02	Cdn$1.30/R$3.64
Rate at end of period	Cdn$1.27/R$5.19	Cdn$1.30/R$4.02
Average rate for period	Cdn$1.34/R$5.15	Cdn$1.33/R$3.94
On November 3, 2021, the rate for Canadian dollars (as quoted by the Bank of Canada) and Brazilian Reais (as quoted by FactSet) in terms of the United States dollar was US$1.00 = Cdn$1.24/R$5.62.
CAUTIONARY NOTE REGARDING MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES
Technical disclosure regarding the Company’s properties included in this Prospectus and in the documents incorporated by reference herein has not been prepared in accordance with the requirements of U.S. securities laws. Without limiting the foregoing, such technical disclosure use terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”). Unless otherwise indicated, all mineral reserve and mineral resource estimates contained in the technical disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards on Mineral Resources and Reserves (“CIM Definition Standards”).
Under the SEC rules regarding disclosure of technical information, the definitions of “proven mineral reserves” and “probable mineral reserves” are substantially similar to the corresponding CIM Definition Standards, and the SEC recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standards. However, there are still differences in the definitions and standards under the SEC rules and the CIM Definition Standards. Therefore, the Company’s mineral resources and reserves as determined in accordance with NI 43-101 may be significantly different than if they had been determined in accordance with the SEC rules.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Company at c/o Sigma Lithium Corporation, 2200 HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 telephone 55 1129850089, and are also available electronically under the profiles of the Company at www.sedar.com and www.sec.gov.
As of the date hereof, the following documents filed by the Company with the securities commissions or similar regulatory authorities in Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of the Company dated October 28, 2021 for the year ended December 31, 2020 (the “AIF”);

(b)
the audited consolidated financial statements of the Company for the years ended December 31, 2020 and 2019, together with the notes thereto and the auditor’s report thereon (the “Annual Financial Statements”);

(c)
the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2020 (the “Annual MD&A”);

(d)
the condensed interim consolidated financial statements of the Company for the three and six months ended June 30, 2021 and 2020, together with the notes thereto;

(e)
the management’s discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2021 (the “Interim MD&A”);

(f)
the material change report of the Company dated February 19, 2021 with respect to the closing of a non-brokered private placement of 9,545,455 common shares of the Company at a price of C$4.40 per common share, for aggregate gross proceeds of approximately C$42.0 million; and

(g)
the management information circular of the Company dated May 28, 2021, regarding the annual and special meeting of shareholders of the Company held on June 29, 2021.

Any documents of the foregoing type, and all other documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), comparative interim financial statements, comparative annual financial statements and the auditor’s report thereon, management’s discussion and analysis (“MD&A”), information circulars, annual information forms, marketing materials and business acquisition reports filed by the Company with the securities commissions or similar authorities in any of the provinces and territories of Canada, subsequent to the date of this Prospectus and during the 25-month period this Prospectus remains valid, shall be deemed to be incorporated by reference in this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Upon new annual financial statements and related MD&A of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual financial statements and related MD&A and the previous interim financial statements and related MD&A of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related MD&A of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous interim financial statements and related MD&A of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, notwithstanding anything herein to the contrary, the following documents shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circulars filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement containing the specific terms of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
WHERE YOU CAN FIND MORE INFORMATION
The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available, from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Company’s Canadian filings are available on SEDAR at www.sedar.com.
The Company has filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
STRUCTURE OF THE COMPANY
Sigma Lithium Corporation is domiciled in Canada and was incorporated under the CBCA on June 8, 2011 originally under the name Margaux Red Capital Inc. The current business of Sigma was acquired through a reverse take-over transaction on April 30, 2018 pursuant to which the Company acquired Sigma Lithium Resources Inc (“Sigma Holdings”) which held (and continues to hold) the Grota do Cirilo Project, located in the state of Minas Gerais in Brazil through a Brazilian wholly-owned subsidiary, Sigma Mineração S.A. (“Sigma Brazil”). On completion of the reverse take-over transaction, the Company implemented a share consolidation. On July 5, 2021, the Company changed its name from “Sigma Lithium Resources Corporation” to “Sigma Lithium Corporation”.
The head office of the Company is at Suite 2200, HSBC Building, 885 West Georgia St. Vancouver, BC V6C 3E8 Canada and its web site is www.sigmalithium.ca.
Intercorporate Relationships
The corporate structure of the Company, its subsidiaries, the jurisdiction of incorporation of such corporations and the percentage of equity ownership are set out in the following chart:

DESCRIPTION OF THE BUSINESS
Overview
Sigma is a Canadian-based mineral processing and development company, focused on advancing, with an environmental sustainability directed strategy, one of the largest hardrock lithium projects in the Americas — its wholly-owned Grota do Cirilo Project in Brazil (the “Project”), with the goal of participating in the rapidly expanding lithium-ion battery supply chain for electric vehicles (“EVs”).
In order to secure a leading position supplying the clean mobility and green energy storage value chains, the Company has adhered consistently to the highest principles and standards of environmental, social and governance (“ESG”) practices, which were established as part of Sigma Brazil’s core purpose at inception in 2012. The Company plans to achieve net zero carbon emission targets by 2024, partly as a result of its strategic decision to pursue generation of carbon credits through “in-setting” strategies such as preserving water streams and developing the agroforestry systems within its regional ecosystem.
Lithium Properties
The Company has four wholly-owned properties comprising the Project, all held through its indirectly wholly-owned subsidiary Sigma Brazil: the Grota do Cirilo Project, Sao Jose, Genipapo and Santa Clara properties. The Company’s properties encompass nine past producing lithium mines and 11 first-priority development targets, six of which are located in the Project.
The four properties comprising the Project consist of 27 mineral rights (which include mining concessions, applications for mining concessions, exploration authorizations and applications for mineral exploration authorizations) spread over 191km2 (the “Mineral Rights”). The Mineral Rights are in good standing with the Brazilian authorities.
The Project is located in the northeastern region of the state of Minas Gerais, in the municipalities of Araçuaí and Itinga, approximately 25km east of the town of Araçuaí and 600km northeast of Belo Horizonte, the state capital of Minas Gerais, Brazil. The Project is approximately 500km from the Port of Ilheus, from where samples have been shipped for product certification and testing and from where future production is planned to be shipped.
Current Status of the Project
The Project will be vertically integrated. The Company’s mining operations will supply spodumene ore with exceptional mineralogy to its lithium production and processing plant (the “Production Plant”). The Production Plant is planned to have two separate production lines (as discussed below in regards to Production Phase 1 and Production Phase 2) designed with similar processing flowsheets which are projected to share certain elements of a common plant infrastructure. The Production Plant utilizes technology that is proprietary and designed to be environmentally friendly, in order to produce 6% battery-grade high purity and environmentally sustainable lithium concentrate (“Battery Grade Sustainable Lithium Concentrate”), engineered to the specifications of the Company’s customers in the battery supply chain for EVs.
The first phase of production for the Project (“Production Phase 1”) will initially utilize as feedstock spodumene from the Project’s Xuxa deposit (the “First Mine”). Based on the Updated Feasibility Study Report, the Company plans to produce 220,000 tonnes per year of Battery Grade Sustainable Lithium Concentrate (33,000 tonnes per year of lithium carbonate equivalent (“LCE”)) and expects to be amongst the world’s lowest cost producers.
The next production phase of the Project (“Production Phase 2”) would potentially increase the Project production utilizing feedstock from the Project’s Barreiro deposit (the “Second Mine”). Production Phase 2, if warranted after the ongoing feasibility study, contemplates the addition of the second processing line with similar capacity of 220,000 tons per year of Battery Grade Sustainable Lithium Concentrate as Production Phase 1, potentially doubling the Project’s capacity to 440,000 tonnes per year (66,000 tonnes per year of LCE). Production Phase 2 is expected to benefit from economies of scale resulting from the low Capex of utilizing most of the Production Plant’s infrastructure that, by then, would have been completed for Production Phase 1.
The Company is accelerating its site exploration activities for the Project with the goal of potentially increasing the Project mine life at the expanded production levels of Production Phase 2 or potentially increasing production output after 2024 in a third production phase (“Production Phase 3”) should EV penetration growth continue to accelerate and lithium demand forecasts continue to demonstrate strength. The objective of the exploration program is to substantially increase estimated mineral resources by the end of the first quarter of 2022. These activities are projected to ultimately further demonstrate the unique extent and high-purity quality of the hard rock lithium mineralization of the Project and the Company´s future commercial and market relevance and the Company’s strategic leadership in ESG in the lithium supply chain.
The Production Plant will be fully automated and digitally controlled, and will process (separate, purify and concentrate) the spodumene ore with environmental sustainability. It has a lithium processing design that is proprietary and includes dense media separation (“DMS”) technology which does not utilize hazardous chemicals in the separation and purification of the lithium, coupled with state of the art environmental circuits. The Company applies proprietary algorithms to digitally control the dense media levels in the Production Plant.  In addition, the Company will use energy and water efficiently: the Production Plant will be 100% powered by clean energy and will use water efficiently as a result of state-of-the art water recirculation circuits in the processing, combined with dry stacking tailings management (and therefore will not have a tailings dam). Since the DMS technology of the Production Plant does not utilize hazardous chemicals, its dry-stacked tailings could be entirely recyclable into ancillary industries, such as ceramics.
The Updated Feasibility Study Report estimates were prepared using a cut-off grade of 0.5% Li2O and include: (i) a mineral reserves estimate of 10.27 million tonnes of proven reserves with average 1.45% Li2O content and 3.52 million tonnes of probable reserves with 1.47% Li2O content, and (ii) a mineral resources estimate of 26.34 million tonnes of measured resources with average 1.39% Li2O content, 19.44 million tonnes of indicated resources with average 1.37% Li2O content and 6.6 million tonnes of inferred resources (representing approximately 1,560,919 tonnes of LCE in the measured and indicated categories, with a further 220,070 tonnes LCE in the inferred category).
SGS Canada Lakefield (“SGS”) and Primero Group Ltd (“Primero”) conducted additional metallurgical test work of variability testing with sampled material from the First Mine for the re-validation of recoveries obtained by DMS for Production Phase 1 reflected in the Updated Feasibility Study Report, including the validation of equipment efficacy in scaling up the capacity of the Production Plant.
Since the fourth quarter of 2018, the Company has been producing low carbon high purity lithium concentrate at the on-site demonstration plant (the “Demonstration Plant”) and has shipped samples to potential customers for product certification and testing. The Demonstration Plant has the capacity to produce up to 12,000 tonnes of lithium spodumene concentrate per year at the rate of 10 tonnes per hour. Prior to starting construction on the Demonstration Plant, the Company had conducted successful tests for eight months, producing high-quality battery-grade lithium spodumene concentrate above 6% Li2O at SGS’s laboratories in Canada.
This demonstration production has been an important part of the Company’s successful commercial strategy for its Battery Grade Sustainable Lithium Concentrate:
•
In 2020 and 2021, the Company continued to ship bulk samples for customers in the EV supply chains and has received substantial commercial interest for its Battery Grade Sustainable Lithium Concentrate.

•
In April 2019, lithium spodumene concentrate samples were validated by several large potential customers in the battery chemical and cathode industries, who confirmed their exceptional quality (battery grade above 6%) and very low impurities (specifically low levels of alkaline elements and iron, both well below 1%).

In October 2018, the Company announced the shipment of high-quality coarse lithium concentrate samples with an average grade of 6.27% Li2O and a size of 9.3mm to potential long term off-take partners in Asia for validation. The samples reflect the high quality of the Company’s spodumene concentrate, including low impurities, specifically low levels of alkaline elements (combined) at 0.76% in the form of sodium oxide plus potassium oxide and low levels of iron oxide at 0.79%.
For additional information with respect to the Project and the business of the Company, readers are referred to the Company’s then-current annual information form, annual MD&A and interim MD&A, if applicable, all of which are incorporated by reference herein, as well as the Updated Feasibility Study Report. See also “Risk Factors” in this Prospectus and the Company’s then-current annual information form, and the risk factors set forth in the then-current annual MD&A and interim MD&A, if applicable.
Summary of the Updated Feasibility Study Report
The AIF contains a summary of the technical report dated July 15, 2021, with an effective date of June 2, 2021, titled “Grota do Cirilo Lithium Project, Araçuaí and Itinga Regions, Minas Gerais, Brazil, Phase 2 (Barreiro) Update of the NI 43-101 Technical Report on Feasibility Study” and prepared by Guilherme Gomides Ferreira (MEng) MAIG, Marc-Antoine Laporte, P. Geo, Jacques Parent, P.Eng., Jarrett Quinn, P.Eng., Porifrio Cabaleiro Rodriguez, MEng., Pedro P. Veliz, P. Eng., and Jacqueline Wang, P.Eng. (the “Updated Feasibility Study Report”) and the detailed disclosure in the Updated Feasibility Study Report is incorporated by reference therein. The summary in the AIF does not purport to be a complete summary of the Project and is subject to all of the assumptions, qualifications and procedures set out in the Updated Feasibility Study Report and is qualified in its entirety with reference to the full text of the Updated Feasibility Study Report. Readers should read the summary in the AIF in conjunction with the Updated Feasibility Study Report which is available electronically under the profiles of the Company at www.sedar.com and www.sec.gov.
If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to “shelf prospectus supplement”.
CONSOLIDATED CAPITALIZATION
As at June 30, 2021, there were 87,368,212 Common Shares issued and outstanding, as well as 50,000 options, 2,058,667 restricted share units and 532,860 Common Share purchase warrants of the Company outstanding which, if exercised, would result in the issuance of an additional 2,641,527 Common Shares. As at the date hereof, there are 87,368,212 Common Shares issued and outstanding, as well as 50,000 options, 8,797,667 restricted share units and 532,860 Common Share purchase warrants of the Company outstanding which, if exercised, would result in the issuance of an additional 9,380,527 Common Shares. Other than as noted above, there have not been any material changes in the share and loan capital of the Company since June 30, 2021.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Company from the sale of any Securities are intended to be used for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay any indebtedness outstanding from time to time and for discretionary capital programs. Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.
There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See “Risk Factors”.
The Company has reported net losses and comprehensive losses for the financial years ended December 31, 2020 and December 31, 2019. The Company’s business does not currently operate on a self-sustaining basis and until it is successfully able to fund its expenditures from its revenues, its ability to continue as a going concern is dependent on raising additional funds. The Company expects to continue to sustain operating losses in the future until it generates revenue from the commercial production of its mineral properties. As a result, the Company may need to allocate a portion of its existing working capital or certain of the net proceeds from any offering of Securities to fund such negative cash flow from operating activities in future periods. See “Risk Factors — Risk of Future Losses and Going Concern”.
The net proceeds to any selling securityholder(s) from any secondary offering of Securities will be set forth in the applicable Prospectus Supplement relating to that secondary offering of Securities. The Company will not receive any of the proceeds payable to any selling securityholder(s) under any secondary offering of Securities. See also “Selling Securityholders”.
PLAN OF DISTRIBUTION
The Company or a selling securityholder may, during the 25-month period that this Prospectus remains valid, offer for sale and issue, as applicable, the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more purchasers through applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company (or, if applicable, the selling securityholder(s)) and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to the underwriters, dealers or agents and any other material terms. Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on an existing trading market for the Common Shares, such as the TSXV or the Nasdaq, or sales made to or through a market maker other than on an exchange. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company (or, if applicable, the selling securityholder(s)) to indemnification by the Company (or, if applicable, the selling securityholder(s)) against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company (or, if applicable, the selling securityholder(s)) in the ordinary course of business.
Any offering of Debt Securities, Subscription Receipts, or Warrants will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, or Warrants will not be listed on any securities exchange. There is no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Certain dealers may make a market in these Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities. See “Risk Factors”.
Underwriters, dealers and agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
EARNINGS COVERAGE RATIO
Earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to any issuance of Debt Securities having a term to maturity in excess of one year, as required by applicable securities laws.
DESCRIPTION OF COMMON SHARES
The Company is authorized to issue an unlimited number of Common Shares without par value of which, as of the date hereof, 87,368,212 Common Shares are issued and outstanding. All rights and restrictions in respect of the Common Shares are set out in the Company’s articles and the CBCA and its regulations. The Common Shares have no pre-emptive, redemption, purchase or conversion rights. Neither the CBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate(s) representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The CBCA and the Company’s articles provides that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.
The Common Shares entitle the holders to: (i) notice of and to attend any meetings of shareholders and one vote per Common Share at any meeting of shareholders; (ii) dividends, if as and when declared by the board of directors of the Company; and (iii) upon liquidation, dissolution or winding up of the Company, on a pro rata basis, the net assets of the Company after payment of debts and other liabilities.
As of the date of this Prospectus, the Company has not declared dividends and has no current intention to declare dividends on its Common Shares in the foreseeable future. Any decision to pay dividends on its Common Shares in the future will be at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the board of directors may deem relevant.
DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.
The Debt Securities will be issued in series under one or more trust indentures to be entered into between the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province or territory of Canada and authorized to carry on business as a trustee. Each such trust indenture, as supplemented or amended from time to time, will set out the terms of the applicable series of Debt Securities. To the extent applicable, the trust indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the trust indenture has been or will be filed with the SEC as an exhibit to the Registration Statement and has been or will be filed with the securities commissions or similar authorities in Canada when it is entered into. The statements in this Prospectus relating to any trust indenture and the Debt Securities to be issued under it are summaries of anticipated provisions of an applicable trust indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such trust indenture, as applicable. Each trust indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company.
Any Prospectus Supplement for Debt Securities will contain the terms and conditions and other information relating to the Debt Securities being offered, including:
•
the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•
the currency for which the Debt Securities may be purchased and the currency in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•
the percentage of the principal amount at which such Debt Securities will be issued;

•
the date or dates on which such Debt Securities will mature;

•
the rate or rates at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•
the dates on which any such interest will be payable and the record dates for such payments;

•
any redemption, retraction, purchase for cancellation or surrender term or terms under which such Debt Securities may be defeased;

•
any exchange or conversion terms;

•
any sinking or purchase fund provisions relating to such Debt Securities;

•
the nature and priority of any security interests for such Debt Securities, including the principal properties subject to lien or charge;

•
any restrictions on issuance of additional Debt Securities, the incurring of additional indebtedness and other material negative covenants; and

•
any other specific terms.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The Debt Securities will be direct obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Common Shares and/or other Securities of the Company upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.
The Company may offer Subscription Receipts separately or together with Common Shares, Debt Securities or Warrants, as the case may be. The Company will issue Subscription Receipts under one or more subscription receipt agreements. Under each subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of the Common Shares and/or other Securities of the Company, as the case may be, to such purchaser, entitling the purchaser to receive the original amount paid for the Subscription Receipts, and any additional amount paid upon exchange thereof, upon surrender of the Common Shares and/or other Securities of the Company, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.
Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information relating to the Subscription Receipts being offered, including:
•
the number of Subscription Receipts;

•
the price at which the Subscription Receipts will be offered and whether the price is payable in installment;

•
any conditions to the exchange of Subscription Receipts into Common Shares and/or other Securities of the Company, as the case may be, and the consequences of such conditions not being satisfied;

•
the procedures for the exchange of the Subscription Receipts into Common Shares and/or other Securities of the Company, as the case may be;

•
the number of Common Shares and/or other Securities of the Company, as the case may be, that may be exchanged upon exchange of each Subscription Receipt;

•
the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•
escrow release conditions, if any;

•
the dates or periods during which the Subscription Receipts may be exchanged into Common Shares and/or other Securities of the Company;

•
whether such Subscription Receipts will be listed on any securities exchange;

•
any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•
any other specific terms.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities issuable on the exchange of the Subscription Receipts.

DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, other than Québec, pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are “novel” (as such term is defined in NI 44-102), including Warrants that are convertible into or exchangeable or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.
The Company may issue Warrants for the purchase of Common Shares and/or other Securities of the Company. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.
The Company may offer Warrants separately or together with Common Shares, Debt Securities and Subscription Receipts, as the case may be, and such Warrants may be attached to, or separate from, any such offered Securities. The Company will issue Warrants under one or more warrant indentures to be entered into between the Company and a warrant agent named in the applicable Prospectus Supplement. Each such warrant indenture, as supplemented or amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable.
Any Prospectus Supplement for Warrants will contain the terms and conditions and other information relating to the Warrants being offered, including:
•
the exercise price of the Warrants;

•
the designation of the Warrants;

•
the aggregate number of Warrants offered and the offering price;

•
the designation, number and terms of the Common Shares and/or other Securities of the Company purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the dates or periods during which the Warrants are exercisable;

•
the designation and terms of any securities with which the Warrants are issued;

•
the currency or currency unit in which the exercise price is denominated;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
whether such Warrants will be listed on any securities exchange;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
any other rights, privileges, restrictions and conditions attaching to the Warrants; and

•
any other specific terms.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable on exercise of the Warrants.

SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the Prospectus Supplement. In connection with any secondary offering, in respect of any selling securityholder that is resident outside of Canada, the Company will file a non-issuer’s submission to jurisdiction form on behalf of such selling securityholder with the corresponding Prospectus Supplement. The Prospectus Supplement for, or including, any offering of the Securities by selling securityholders will include, without limitation, where applicable:
•
the names of the selling securityholders;

•
the number or amount of Securities owned, controlled or directed by each of the selling securityholders;

•
the number or amount of Securities being distributed for the account of each selling securityholder;

•
the number or amount of Securities to be owned, controlled or directed by each of the selling securityholders after the distribution, and the percentage that number or amount represents out of the total number or amount of outstanding Securities of the class or series being distributed;

•
whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

•
if the selling securityholder purchased any of the Securities held by it in the two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and

•
if the selling securityholder acquired the Securities held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on an average cost-per-security basis.

PRIOR SALES
Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The outstanding Common Shares are traded on the TSXV and Nasdaq under the symbol “SGML”. Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
Owning any of the Securities may subject holders to Canadian federal income tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax consideration. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
Owning any of the Securities may subject holders to U.S. federal income tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS
An investment in the Securities is speculative and involves a high degree of risk. Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in this Prospectus and in the Prospectus Supplement relating to that offering and the information incorporated by reference herein and therein for the purposes of that offering, the risk factors set forth in the Company’s then-current annual information form, as well as the Company’s then-current annual MD&A and interim MD&A, if applicable, to the extent incorporated by reference herein for the purposes of that particular offering of Securities.
Any such risk factors could materially affect the Company’s business, financial condition and/or future operating results and prospects and could cause actual results and events to differ materially from those described in the Forward Looking Information relating to the Company. The risks described herein and therein are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems to be immaterial, may also materially and adversely affect the Company’s business, financial condition, operations or prospects.
In addition, the following risk factors should be carefully considered by investors:
There is currently no trading market for certain of the Securities and no assurance can be given that an active or liquid trading market for such Securities will develop or be sustained.
There is currently no trading market for any Debt Securities, Subscription Receipts, or Warrants that may be offered and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. No assurance can be given that an active or liquid trading market for such Securities will develop or be sustained. If an active or liquid market for such Securities fails to develop or be sustained, the prices at which such Securities trade may be adversely affected. Whether or not such Securities will trade at lower prices depends on many factors, including liquidity of such Securities, prevailing interest rates and the markets for similar securities, the market price of the Common Shares, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.
The continued development of the Company may require the Company to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities.
The continued development of the Company may require the Company to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment. Additional financings and share issuances may result in a substantial dilution to shareholders of the Company and decrease the value of the Company’s securities.
The failure to raise or procure such additional funds as required could result in the delay or indefinite postponement of business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company.
The market prices for securities of mining companies, including those of the Company, historically have been and may continue to be volatile.
The market prices for securities of mining companies, including those of the Company, historically have been and may continue to be volatile. Future developments concerning the Company or its industry, including downward fluctuations in the price of nickel and copper, may have a significant impact on the market price of the Common Shares.
There may not be an active liquid market for the Common Shares and there is no guarantee that an active trading market for the Common Shares will be maintained on the TSXV or Nasdaq.
There may not be an active liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSXV or Nasdaq. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Management will have discretion in the use of proceeds and the use of available funds.
Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities and the use of available funds, as well as the timing of their expenditures. Depending on fluctuations in nickel and copper prices and other factors, the intended use of proceeds from the offering of any Securities and use of available funds may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities and use of available funds. Management may use the net proceeds from the offering of any Securities and available funds in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities and available funds are uncertain. If the proceeds and available funds are not applied effectively, the Company’s results of operations may suffer.
The Company’s business does not currently operate on a self-sustaining basis and its ability to continue as a going concern is dependent on its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due and ultimately generate future profitable operations.
The Company’s ability to continue as a going concern is dependent upon the ability to ultimately generate future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company has reported net losses and comprehensive losses for the three and six months ended June 30, 2021 and for the year ended December 31, 2020. The Company’s business does not currently operate on a self-sustaining basis and until it is successfully able to fund its expenditures from its revenues, its ability to continue as a going concern is dependent on raising additional funds. The Company expects to continue to sustain operating losses in the future until it generates revenue from the commercial production of its mineral properties. There is no guarantee that the Company will ever be profitable.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to matters of United States law. As at the date hereof, the partners and associates of Cassels Brock & Blackwell LLP beneficially own, directly and indirectly, in the aggregate, less than 1.0% of the outstanding Common Shares.
In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be, with respect to matters of Canadian and, if applicable, other foreign law.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditor of Sigma Lithium Corporation is KPMG LLP who have confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., with its principal office in Toronto, Ontario.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (a) the documents listed under the heading “Documents Incorporated by Reference”; (b) powers of attorney from our directors and officers, as applicable (included on the signature page to the registration statement); (c) the consent of KPMG LLP; (d) the consent of each expert or “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading “Interests of Experts”; and (e) the form of indenture for any Debt Securities issued hereunder. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
INTERESTS OF EXPERTS
The consolidated financial statements of Sigma Lithium Corporation (formerly Sigma Lithium Resources Corporation) as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference in this Prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The following are the names of each person or company who is named as having prepared or certified a report, valuation, statement or opinion described or included herein or in a document incorporated by reference, and whose profession or business gives authority to such report, valuation, statement or opinion:
1.
Guilherme Gomides Ferreira (MEng) MAIG, mining engineer and manager for GE21 Consultoria Mineral, is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm he works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

2.
Marc-Antoine Laporte, P. Geo, senior geologist with SGS Canada Inc. (Geological Service), is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm he works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

3.
Jacques Parent, P.Eng., senior advisor with Primero Group Americas Inc., a division of Primero Group Ltd., is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm he works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

4.
Jarrett Quinn, P.Eng., consulting process engineer for Primero Group Americas Inc., a division of Primero Group Ltd., is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm he works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

5.
Porifrio Cabaleiro Rodriguez, MEng., Mining Engineer and Associate Consultant at GE21 Consultoria Mineral, is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm she works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

6.
Pedro P. Veliz, P. Eng., consultant professional engineer for Promon Engenharia, is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm he works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

7.
Jacqueline Wang, P.Eng., process engineer with Primero Group Americas Inc., a division of Primero Group Ltd., is a qualified person who authored certain portions of the Updated Feasibility Study Report and who reviewed, approved and verified certain technical information disclosed in the AIF relating to the Updated Feasibility Study Report. To the knowledge of the Company, none of the author nor the firm she works with had an interest in any securities or other properties of the Company, its associates or affiliates as at the date of the Updated Feasibility Study Report or as at the date hereof.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION
Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Company, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Securities which are convertible, exchangeable or exercisable for other securities of the Company is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of this right of action for damages or consult with a legal advisor.
Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. Other than in the case of an offering of warrants that may reasonably be regarded as incidental to the offering as a whole, the contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities, the original amount paid for the applicable convertible, exchangeable or exercisable Securities and any additional amount paid upon conversion, exchange or exercise thereof in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise at law.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
Limitations on Liability and Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify the Registrant’s directors or officers, the Registrant’s former directors or officers, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The CBCA also provides that the Registrant may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
The Registrant’s by-laws require the Registrant to indemnify to the fullest extent permitted by the CBCA each of the Registrant’s directors or officers, the Registrant’s former directors or officers, and each individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity, provided that the individual fulfill the conditions described below.
Indemnification by the Registrant is prohibited under the CBCA and the Registrant’s by-laws unless the individual:
•
acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws authorize the Registrant to purchase and maintain insurance for the benefit of each of the Registrant’s directors or officers, the Registrant’s former directors or officers, and each person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity.
The Registrant has entered into indemnity agreements with the Registrant’s directors and certain officers which provide, among other things, that the Registrant will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.
* * *
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.
The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.
Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.
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EXHIBIT INDEX
Exhibit Number	Description
4.1
Annual information form of the Registrant dated October 28, 2021 for the year ended December 31, 2020 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on October 28, 2021).

4.2
Audited consolidated financial statements of the Registrant for the years ended December 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon (incorporated by reference from Exhibit No. 99.4 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

4.3
Management’s discussion and analysis of financial condition and results of operations of the Registrant for the years ended December 31, 2020 and 2019 (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

4.4
Unaudited condensed interim consolidated financial statements for the three and six months ended June 30, 2021 and 2020, together with the notes thereto (incorporated by reference from Exhibit No. 99.30 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

4.5
Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and six months ended June 30, 2021 (incorporated by reference from Exhibit No. 99.29 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

4.6
Material change report of the Registrant dated February 19, 2021 with respect to the closing of a non-brokered private placement of 9,545,455 common shares of the Registrant at a price of C$4.40 per common share, for aggregate gross proceeds of approximately C$42.0 million (incorporated by reference from Exhibit No. 99.17 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

4.7
Management information circular of the Registrant dated May 28, 2021, regarding the annual and special meeting of shareholders of the Registrant held on June 29, 2021 (incorporated by reference from Exhibit No. 99.16 to the Registrant’s Form 40-F, filed with the Commission on September 8, 2021).

5.1	Consent of KPMG LLP
5.2	Consent of Cassels Brock & Blackwell LLP.
5.3	Consent of Guilherme Gomides Ferreira, B.Sc., M.Eng.
5.4	Consent of Marc-Antoine Laporte, P.Geo.
5.5	Consent of Jacques Parent, P.Eng., Ph.D.
5.6	Consent of Jarrett Quinn, P.Eng.
5.7	Consent of Porfirio Cabaleiro Rodriguez, B.Sc., M.Eng.
5.8	Consent of Pedro P. Veliz, P.Eng.
5.9	Consent of Jacqueline Wang, P.Eng.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture (to be filed by subsequent amendment).
III-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on November 4, 2021.
SIGMA LITHIUM CORPORATION
By:
/s/ Ana Cristina Cabral Gadner

Name: Ana Cristina Cabral Gadner
Title: Co-Chief Executive Officer
III-3

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Calvyn Gardner and Ana Cristina Cabral Gardner, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
Signature	Capacity	Date
/s/ Calvyn Gardner Calvyn Gardner	Co-Chairman, Co-Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2021
/s/ Felipe Peres Felipe Peres	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2021
/s/ Ana Cristina Cabral Gardner Ana Cristina Cabral Gardner	Co-Chairman, Co-Chief Executive Officer and Director	November 4, 2021
/s/ Gary Litwack Gary Litwack	Director	November 4, 2021
/s/ Frederico Marques Frederico Marques	Director	November 4, 2021
/s/ Marcelo Paiva Marcelo Paiva	Director	November 4, 2021
III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on November 4, 2021.
PUGLISI & ASSOCIATES
(Authorized U.S. Representative)
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director

III-5